Exhibit 23(a)

                         Consent of Ernst & Young LLP



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                                EXHIBIT 23 (a)

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AirNet Systems, Inc. 1996 Incentive Stock Plan of our report dated November 27, 1995, except for Notes 11 and 12 as to which the date is May 30, 1996, with respect to the consolidated financial statements of AirNet Systems, Inc. for the year ended September 30, 1995, included in the Registration Statement (Form S-1 No. 333-3092), filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Columbus, Ohio
July 12, 1996

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